Exhibit 10.1

PURCHASE AND SALE AGREEMENT AND

ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made as of this 15th day of July, 2011 (the “Effective Date”), by and between YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (the “Seller”), and FP-1, LLC a Virginia limited liability company, or its permitted assigns (the “Buyer”).

R E C I T A L S

A. Seller is the owner of that certain real property (the “Real Property”) located in Yorktown, Virginia, legally described on Exhibit “A”, which Real Property is improved with an apartment complex commonly known as Pines of York Apartments, containing 248 residential apartment units and related amenities.

B. Buyer wishes to purchase and Seller wishes to sell in its “as-is” “where-is” subject to all faults condition the Real Property, including the buildings, parking areas, improvements and fixtures, roads, streets, curbs, sidewalks, landscaping, recreation facilities, sewers and other utilities now or hereafter located thereon (the “Improvements”), on the terms and conditions set forth herein.

C. Seller and Buyer desire to confirm in writing their understandings and agreements pertaining to the foregoing sale and purchase.

NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, Buyer and Seller hereby agree as follows:

ARTICLE 1

AGREEMENT TO PURCHASE

1.1 The Property. Subject to all of the terms, conditions and provisions of this Agreement, and for the consideration herein set forth, Seller hereby agrees to sell and Buyer hereby agrees to buy , in its “as-is” “where-is” subject to all faults condition (except as expressly set forth in this Agreement), the “Property” (defined below) subject to the terms of this Agreement. As used herein, the “Property” means collectively, all right, title and interest of Seller in and to the following:

(a) Seller’s fee estate in and to the Real Property, together with the Improvements, including all right, title and interest of the Seller in and to any land lying in the bed of any existing or proposed highway, street, road, avenue or alley abutting or adjoining the Real Property and all right, title and interests of the Seller in and to any strips or gores of land adjoining the Real Property, and all tenements, hereditaments, appurtenances, rights, easements, rights-of-way, covenants, and other rights incident thereto, including, without limitation, any right or option to acquire or benefit from any future easement or right-of-way to the extent that such rights and interests may benefit such Real Property (collectively, the “Land”);

(b) All of Seller’s right, title and interest in all furniture, fixtures, personal property, machinery, apparatus and equipment owned by Seller and currently used in the operation, repair and maintenance of the Improvements located upon the Real Property (collectively, the “Personal Property”);

(c) All of Seller’s right, title and interest in all signs, logos, trade names, or trademarks relating to the Real Property owned by Seller, if any (specifically including the name “Pines of York Apartments”) and any other trademark, trade name, service mark, logo or other proprietary name, mark or design which is owned by Seller and used exclusively in connection with the Land or Improvements, together with all the goodwill associated with the use of such name, mark or design; (all such names, marks, designs and goodwill being collectively the “Marks”) and all other intangible property owned or hereafter to be acquired by Seller in connection with the Real Property and used by Seller exclusively in connection with the Property, Improvements and Personal Property including, but not limited to, but only to the extent assignable and applicable to periods from and after the Close of Escrow (as hereinafter defined), licenses, use, occupancy and operating permits and other rights related to the development of, construction of, ownership or, or use and operation of, the Land and Improvements, brochures, manuals, lists of prospective tenants, advertising materials and telephone numbers located at the Property, warranties, guaranties in effect, all plans, specifications, including, without limitation, all working drawings and “as-built” drawings, approvals, reports and studies, contract rights, escrow or security deposits, utility agreements, guarantees, approvals, certificates and certificates of occupancy excluding, however any refunds of sums incurred by Seller prior to the Closing Date, such as, by way of example refunds of property taxes (all of such refunds being retained by and remaining the sole property of Seller) (all such items, together with the Marks being collectively referred to as the “Intangible Personal Property”);

(d) All of Seller’s right, title and interest in all labor, service, supply, property management, insurance, brokerage leasing and maintenance contracts relating to the Improvements or the Real Property which are to be assumed by Buyer pursuant to Section 3.1(a) below (“Contracts”); and

(e) All of Seller’s right, title and interest in all leases and occupancy agreements (“Leases”) with tenants or prospective tenants of the Real Property or the Improvements disclosed in the Rent Roll (as hereinafter defined) and all lease deposits and prepaid rentals.

The Land, Improvements, Personal Property, Intangible Personal Property, Contracts, Leases and all other property described in Sections 1.1(a) through 1.1(e) above are hereinafter collectively referred to as the “Property.”

1.2 Purchase Price. The purchase price which Seller agrees to accept and Buyer agrees to pay for the Property is the sum of TWENTY MILLION AND 00/100 Dollars ($20,000,000.00) (“Purchase Price”).

1.3 Payment of Purchase Price.

(a) Deposit.

(i) Buyer has previously deposited into Escrow (as hereinafter defined) the sum of ONE HUNDRED THOUSAND and 00/100 Dollars ($100,000.00) (the “Initial Deposit”) in immediately available funds. Immediately upon execution of this Agreement by Buyer and Seller, the Initial Deposit shall be deposited by Escrow Holder (as hereinafter defined) in a interest-bearing account.

(ii) In the event Buyer, in Buyer’s sole discretion, provides Seller with the “Notice to Proceed” (defined in Section 3.2 hereof), then, not later than the first business day after the date of expiration of the Due Diligence Period (as hereinafter defined), Buyer shall deposit into Escrow an additional sum of TWO HUNDRED THOUSAND and 00/100 Dollars ($200,000.00) (the “Additional Deposit”), resulting in a total Deposit at such time of THREE HUNDRED THOUSAND DOLLARS ($300,000) (exclusive of any interest earned thereon). The Additional Deposit shall be deposited by Escrow Holder into an interest-bearing account.

(iii) The term “Deposit” shall hereinafter be deemed to refer to the Initial Deposit, the Additional Deposit and all interest earned thereon. Upon the Close of Escrow, the Deposit shall be applied as a credit to the Purchase Price. In all other circumstances, the Deposit shall be applied as provided for in this Agreement.

(iv) Absent (w) the termination of this Agreement pursuant to Section 3.2 hereof, (x) the wrongful failure of Seller to close hereunder or, to the extent such other breach or default of Seller shall entitle Buyer to the return of the Deposit pursuant to the terms of this Agreement, another breach or default by Seller hereunder, (y) the failure of a condition precedent under Section 4.1 below to be timely satisfied, or (z) as otherwise expressly provided in Article 7 below, the Deposit shall not be refundable to Buyer and shall either be paid over to Seller should this Agreement be terminated for any reason or applied on account of the Purchase Price as below provided in subsection (b) of this Section 1.3.

(b) Balance of Purchase Price. The Purchase Price, less the Deposit, and subject to such prorations and adjustments as are set forth hereinafter, shall be paid by Buyer to Seller on the Closing Date in cash or by wire transfer of funds.

ARTICLE 2

ESCROW

2.1 Closing. Closing of the sale of the Property shall take place through an escrow (“Escrow”) to be established with David, Kamp & Frank, L.L.C. (“Escrow Holder”) at 739 Thimble Shoals Boulevard, Suite 105, Newport News, VA 23606, Attn: Arthur J. Kamp, Esq., Telephone No.:                     , Facsimile No.:                     . The “Closing Date” shall be a date to be chosen by Buyer by written notice to Seller no later than August 30, 2011, and which Closing Date shall be no earlier than September 15, 2011 and no later than September 28, 2011. Notwithstanding the foregoing, Seller shall have the right, upon delivery of notice to Buyer given at least five (5) days before the Closing Date, to extend the Closing Date up to thirty (30) days in order to coordinate the payoff of its existing debt encumbering the Property. Escrow shall be deemed open upon delivery of a fully executed copy of this Agreement to Escrow Holder (“Opening of Escrow”). Escrow Holder shall immediately notify Buyer and Seller of the date of Opening of Escrow and the Escrow Number. The terms “Close of Escrow” and “Closing” shall mean the date the Special Warranty Deed (hereinafter defined) is filed for record in the Land Records of York County, Virginia. At the option of Seller, Closing may take place through a so-called “New York style” closing, subject to the agreement of Buyer’s lender and Buyer’s title insurance company. It is further understood that neither Seller nor Buyer nor their respective counsel need be physically present at the Closing so long as all documents that are required to be delivered at Closing are fully executed, delivered in Escrow and available on the Closing Date, and an authorized signatory of the affected party is available either in person or by telephone and facsimile at Closing.

2.2 Escrow Instructions. Articles 1, 2, 4, 5 and 9 also constitute escrow instructions to Escrow Holder. Additionally, Buyer and Seller agree to execute, with Escrow Holder, (i) the Escrow Agreement attached hereto as Exhibit 2.2; and (ii) immediately prior to Closing, any form of escrow instructions (the “Closing Escrow Instructions”) as the Escrow Holder customarily requires as escrow holder on real property escrows administered by it. In the event of a conflict between any such Closing Escrow Instructions and provisions of this Agreement, the Agreement shall supersede and be controlling; provided, however, that in the event Buyer’s lender providing a portion of the Purchase Price requires closing escrow instructions which differ from the provisions of this Agreement, Buyer and Seller agree that the provisions of such closing escrow instructions shall control so long as such closing escrow instructions do not materially change the Closing transaction contemplated by this Agreement. Upon any termination of this Agreement or cancellation of the Escrow, Escrow Holder shall forthwith return all monies and documents, less only Escrow Holder’s reasonable cancellation fees and expenses, as set forth herein. Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not constitute a waiver, release or discharge of any breach or default that has occurred in the performance of either Seller’s or Buyer’s obligations, agreements, covenants, representations or warranties contained herein.

2.3 Conveyance of Title. On or before 5:00 p.m. Eastern Time on the business day preceding the Closing Date, Seller shall deliver to Escrow Holder a Special Warranty Deed (“Special Warranty Deed”) in the form of attached Exhibit “B”. Escrow Holder shall be instructed to direct the title company to record such Special Warranty Deed in the Land Records of York County, Virginia, if and when Escrow Holder holds the instruments and funds accruing to Buyer and Seller as set forth herein and each of the conditions set forth in this Agreement has been satisfied.

2.4 Additional Closing Obligations of Seller. On or before 5:00 p.m. Eastern Time on the business day preceding the Closing Date (unless indicated otherwise), Seller shall deliver to Escrow Holder (unless indicated to be delivered directly to Buyer) the following documents and other items:

(a) One (1) original of the Special Warranty Deed in the form of attached Exhibit “B”, duly executed by Seller;

(b) Two (2) duplicate original copies of a Bill of Sale conveying the Personal Property to Buyer (“Bill of Sale”) in the form attached as Exhibit “C”, duly executed by Seller;

(c) Two (2) duplicate original copies of an Assignment of Leases assigning the Leases, security deposits and other rights by Seller to Buyer (the “Assignment of Leases”) in the form attached as Exhibit “D”, duly executed by Seller;

(d) The original Leases or, if unavailable, copies thereof, including any amendments, modifications, letter agreements and correspondence relating thereto, and tenant files (to be delivered to Buyer at the Property at the Close of Escrow);

(e) A Certificate of Non-Foreign Status (the “Non-Foreign Affidavit”) executed by Seller in the form attached as Exhibit “E”;

(f) Originals or, if unavailable, copies of all Contracts which Buyer is obligated to assume pursuant to Section 3.7 hereof (to be delivered to Buyer at the Property at the Closing);

(g) Originals or, if unavailable, copies or written indicia of ownership of all Intangible Personal Property which Seller has in its possession and/or control (to be delivered to Buyer at the Property at the Close of Escrow);

(h) Two (2) duplicate original copies of an assignment to Buyer of Seller’s right, title and interest in and to (i) all Contracts which Buyer is obligated to assume pursuant to Section 3.7 below; and (ii) all Intangible Personal Property, which assignment shall be in the form attached as Exhibit “F” (“Assignment of Contracts”), duly executed by Seller;

(i) At Buyer’s option, two (2) duplicate original copies of a notice to the tenants under the Leases of the transfer of title and assumption by Buyer of the landlord’s obligations under the Leases in the form attached as Exhibit “G” hereto (“Notice to Tenants”);

(j) Two (2) duplicate original copies of the Closing Statement described in Section 5.11, duly executed by Seller;

(k) One (1) Seller’s Affidavit in the reasonable form typically required of sellers by Fidelity National Title Insurance Company in order to provide mechanic’s lien coverage to Buyer and GAP coverage;

(l) All keys to the Improvements which Seller or Seller’s agents have in their possession (to be delivered to Buyer at the Property upon Close of Escrow). Seller certifies to Buyer that Seller is in possession of keys which shall open each apartment, laundry room and office of the Improvements.

2.5 Closing Obligations of Buyer. On or before 5:00 p.m. Eastern Time on the business day preceding the Closing Date, Buyer shall deliver to Escrow Holder copies of the following documents and other items:

(a) Two (2) duplicate original copies of the Assignment of Leases, duly executed by Buyer;

(b) Two (2) duplicate original copies of the Assignment of Contracts, duly executed by Buyer;

(c) Two (2) duplicate original copies of the Closing Statement, duly executed by Buyer.

2.6 Delivery of Documents by Escrow Holder. On the Close of Escrow, Escrow Holder shall deliver to Buyer all of the items listed in Section 2.4 above which were delivered by Seller to Escrow, except for item 2.4(k) which shall be delivered to Buyer’s title insurance company, except that Escrow Holder shall be instructed to record the original Special Warranty Deed in the Land Records of York County, Virginia upon the Close of Escrow and to deliver a conformed copy of the Special Warranty Deed to Buyer after recordation thereof and Escrow Holder shall only deliver to Buyer one duplicate original of the documents submitted as duplicate originals. Escrow Holder shall deliver the Purchase Price, less costs, expenses and prorations chargeable to Seller hereunder as set forth in the Closing Statement to Seller by wire transfer as provided in written instructions to be furnished to Escrow Holder by Seller prior to the Close of Escrow, together with one duplicate original of all of the items listed in Section 2.5 above on the Close of Escrow and a conformed copy of the Special Warranty Deed.

ARTICLE 3

INSPECTIONS AND REVIEW

3.1 Due Diligence. From and after the date hereof through and including 5 p.m. eastern time on August 15, 2011 (the “Due Diligence Period”), Buyer shall have the right to examine, inspect and investigate the Property and other matters associated therewith, and, at Buyer’s sole and absolute discretion, to determine whether the Property is acceptable to Buyer and to obtain all necessary internal approvals. Seller shall permit Buyer, its engineers, analysts, contractors and agents to conduct non-invasive physical inspections of the Property, including the structural, electrical and mechanical aspects of the Improvements, the interiors of all buildings, supports, site work, foundations, soil, subsurface soils, drainage, seismic and other geological and topographical matters, location of asbestos, toxic substances, hazardous materials or wastes, if any, and any other non-invasive investigations as Buyer deems prudent or desirable with respect to the physical condition of the Property. Provided Buyer shall restore any damage resulting to the Property by reason thereof, Buyer shall also have the right to conduct minimally invasive testing of the Property associated with any existing asbestos and lead paint located on the Property and any Phase II environmental assessments recommended by any Phase I environmental site assessment of the Property obtained by Buyer, provided Buyer shall provide seller with not less than three (3) business days prior written notice of such testing. Such investigations may be made by Buyer and/or its agents during any normal business hours. Buyer shall also have the right to investigate all matters relating to the zoning, use and compliance with other applicable laws, which relate to the use and occupancy of the Property. Seller shall cooperate to assist Buyer in completing such inspections and special investigations and Seller shall also make available to Buyer (in an office of the Seller’s property management company) for review and copying by Buyer (at Buyer’s expense) copies of any property information in Seller’s possession, provided Seller makes no representation or warranty as to the accuracy or completeness of such information. Notwithstanding anything contained in this Section 3.1, Seller need not deliver or make available to Buyer Seller’s internal confidential memoranda, attorney-client privileged materials and other confidential materials. Buyer acknowledges that any and all of the items provided by or on behalf of Seller that are not otherwise known by or available to the public are proprietary and confidential in nature and are delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose such non-public Due Diligence Items, or any of the provisions, terms or conditions thereof, to any party outside of Buyer’s organization other than its agents, consultants, attorneys, representatives, prospective partners and their counsel and prospective lenders and their counsel. Such physical inspections and investigations of the Property shall be conducted only upon no less than twenty-four (24) hours’ notice (which may be telephonic) to Seller and shall be conducted at such times and in such a manner as to minimize any unreasonable disruption to tenants upon the Property. Seller shall have the right, but not the obligation, to accompany Buyer during such investigations and/or inspections. Anything contained herein to the contrary notwithstanding, Buyer shall not communicate (whether in person or by telephone) with any officials at environmental, zoning, assessment or other government agencies regarding the Property or the Seller by name without Seller’s prior written consent (which consent shall not be unreasonably withheld), with the exception that Buyer shall be entitled to obtain from the Government of York County, Virginia both a zoning letter from, and a response to a FOIA request for a “no-Building Code violations” letter. Seller (and, at Seller’s option and cost, Seller’s counsel) shall have the absolute right to be present at any meetings (including meetings conducted by telephone) with any governmental and quasi-governmental authorities and officials, including but not limited to any neighborhood commission members, whether at a formal or informal meeting. Purchaser shall provide copies of any correspondence sent to or received from such officials, within two (2) business days after receipt or dispatch, as the case may be. Purchaser shall not have the right to make any commitments to any such parties that are in any way binding on Seller or the Property. In addition, and notwithstanding the foregoing, Buyer and its agents and representatives shall: (a) not unreasonably disturb the tenants of the Improvements or unreasonably interfere with their use of the Real Property pursuant to their respective Leases; (b) not unreasonably interfere with the operation and maintenance of the Real Property; (c) not damage any part of the Property or any personal property owned or held by any tenant; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (e) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (f) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (g) restore the Improvements and the surface of the Real Property to the condition in which the same was found before any such inspection or tests were undertaken; and (h) not reveal or disclose any information obtained during the Due Diligence Period concerning the Property to anyone outside Buyer’s organization other than its agents, consultants, attorneys, representatives, prospective partners and their counsel and prospective lenders and their counsel, except as may be required by applicable law. Buyer shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting its inspection of the Property and physical testing. Buyer shall, and does hereby agree to indemnify, defend and hold the Seller, its partners, officers, directors, employees, agents, attorneys and their respective successors and assigns, harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) caused by reason of Buyer’s or Buyer’s agents’ actions taken in, on or about the Property in the exercise of the inspection right granted pursuant to this Section 3.1, including, without limitation, (i) claims made by any tenant against Seller for personal injury or property damage resulting from Buyer’s wrongful entry into such tenant’s premises in connection with Buyer’s review of the Property; provided that, in no event shall Buyer be liable for any diminution in value of the Property resulting from or in connection with the findings of Buyer’s due diligence studies pursuant to this Section 3.1 and (ii) Buyer’s obligations pursuant to this Section 3.1. Buyer shall obtain and maintain insurance from a creditworthy company with a policy limit of not less than Two Million Dollars ($2,000,000.00) for the purposes of its obligations and liabilities under this Section 3.1, and shall deliver to Seller a certificate of such insurance naming the Seller as an additional insured, prior to Buyer’s physical inspections of the Property. This Section 3.1 shall survive the Close of Escrow and/or any termination of this Agreement.

3.2. Termination Right. In the event that, during the Due Diligence Period, Buyer determines in its sole discretion that it desires to acquire the Property, Buyer shall provide written notice to Seller (prior to the expiration of the Due Diligence Period) of Buyer’s election to proceed

(“Notice to Proceed”). In the absence of the timely delivery by Buyer of its Notice to Proceed, Buyer shall be deemed to have elected to terminate this Agreement by reason of its rights to do under this Section 3.2, in which event, subject to any obligations which expressly survive termination of this Agreement, this Agreement shall terminate, the Deposit shall be delivered to Buyer and thereupon neither party shall have any further rights or obligations to the other hereunder. If Buyer does not terminate this Agreement pursuant to this Section 3.2, then this Agreement shall remain in full force and effect and the parties shall proceed to Closing in the manner set forth herein. In addition, upon such termination Buyer will return to Seller all of the Seller’s documents previously delivered to Buyer and Buyer shall repair any damage to the Property caused by its studies and investigations. Buyer’s deposit of the Additional Deposit as provided in Section 1.3(a)(ii) shall constitute Buyer’s election to waive its termination rights under this Section 3.2.

3.3 Independent Examination. Buyer hereby acknowledges that Buyer has been, or will have been given, prior to the expiration of the Due Diligence Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Buyer deems necessary or appropriate in connection with the acquisition of the Property. Buyer is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller or any marketing or sales broker (excluding the limited matters expressly represented by Seller in Article 6 hereof) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. The provisions of this Section 3.3 shall survive Close of Escrow and/or termination of this Agreement. Except as otherwise expressly set forth in Article 6 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in any items furnished to Buyer in connection with Buyer’s performance of its due diligence investigations or studies, if any. Buyer hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. The provisions of this Section 3.3 shall survive Close of Escrow and/or termination of this Agreement.

3.4 Copies of Reports. As additional consideration for the transaction contemplated herein, Buyer agrees that in the event this Agreement is terminated for any reason other than Seller’s default, it will provide to Seller, within seven (7) days following a written request therefor, copies of any and all third party-prepared reports, tests or studies relating to the Property, including but not limited to those involving environmental matters, provided, however, that Buyer makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in any such reports, tests or studies. In addition, upon such termination Buyer will return to Seller all of the Seller’s documents previously delivered to Buyer and Buyer shall repair any damage to the Property caused by its studies and investigations. Notwithstanding any provision of this Agreement, no termination of this Agreement for reasons other than Seller’s default shall terminate Buyer’s obligations pursuant to the foregoing sentence.

3.5 Buyer’s Title Commitment. Buyer shall, within seven (7) days after the Effective Date, order a current title commitment with respect to the Property (the “Buyer’s Title Commitment”). Buyer shall notify Seller in writing

(“Buyer’s Title Objection Notice”) of any objections Buyer may have to title exceptions contained in the Buyer’s Title Commitment by not later than 5:00 p.m. eastern time on the day that is ten (10) business days prior to expiration of the Due Diligence Period. Seller shall have a period of five (5) business days after receipt of Buyer’s Title Objection Notice in which to deliver written notice to Buyer (“Seller’s Title Notice”) of Seller’s election to either (i) agree to remove the objectionable items prior to the Close of Escrow, or (ii) decline to remove any such title exceptions. In the event Seller does not timely issue Seller’s Title Notice, Seller shall be deemed to have elected to decline to remove such title exceptions. Any objectionable matters that Seller agrees to correct shall be corrected by Seller prior to Close of Escrow, and the correction of such objectionable matters by Seller shall be a condition precedent to Buyer’s obligations to proceed to Close of Escrow hereunder, provided, however, that Seller shall not be in default under this Agreement if notwithstanding its agreement to correct same, Seller is unable to do so. For purposes hereof, the term “Permitted Exceptions” shall mean collectively, the rights of tenants as tenants only, all non-delinquent real property taxes, and all matters of record to which Buyer does not object pursuant to this Section 3.5 on or before the day that is ten (10) business days prior expiration of the Due Diligence Period or to which Buyer has objected but Seller has elected (or has been deemed to have elected) not to cure and have been waived by Buyer in accordance with the following provisions of this Section 3.5. If Seller notifies Buyer of its election to decline to remove Buyer’s objectionable items or is deemed to have so declined, Buyer shall have the right, by written notice delivered to Seller within five (5) business days after receipt of Seller’s Title Notice (or the expiration of the period of time in which Seller was to deliver such notice in the event Seller fails to do so), to either (x) agree to accept the Property subject to the objectionable items, in which event such items shall be included within the definition of Permitted Exceptions and Buyer shall take title at the Close of Escrow subject to such objectionable items or (y) terminate this Agreement, whereupon, the Deposit shall be delivered to Buyer and, subject to any obligations which expressly survive termination of this Agreement, this Agreement shall terminate, and thereupon neither party shall have any further rights or obligations to the other hereunder. In the event the Buyer fails to timely respond to Seller’s Title Notice, Buyer shall be deemed to have elected to proceed under clause (x) of the preceding sentence.

3.6 Survey. Buyer shall have the right, if it so elects, at Buyer’s expense, to order a survey (the “Survey”) of the Property. On or before the day that is ten (10) business days prior to expiration of the Due Diligence Period, Buyer shall have the right to notify Seller in writing (“Buyer’s Survey Objection Notice”) of any objections Buyer may have to items contained in the Survey. Seller shall have a period of five (5) business days after receipt of Buyer’s Survey Objection Notice in which to deliver written notice to Buyer (“Seller’s Survey Notice”) of Seller’s election to either (i) agree to address the objectionable items prior to the Close of Escrow in a manner reasonably satisfactory to Buyer, or (ii) decline to address such survey items. In the event Seller does not timely issue Seller’s Survey Notice, Seller shall be deemed to have elected to decline to address such survey items. If Seller notifies, or is deemed to have notified, Buyer of its election to decline to address the objectionable items, Buyer shall have the right, by written notice delivered to Seller within five (5) days after Buyer’s receipt of Seller’s Survey Notice (or five (5) days after the date Seller was required to deliver Seller’s Survey Notice in the event Seller fails to do so), to either (x) agree to accept the Property subject to the objectionable items, in which event Buyer shall take title at the Close of Escrow subject to such objectionable items or (y) terminate this Agreement, whereupon, the Deposit shall be delivered to Buyer and, subject to any obligations which expressly survive termination of this Agreement, this Agreement shall terminate, and thereupon neither party shall have any further rights or obligations to the other hereunder. In the event the Buyer fails to timely respond to Seller’s Survey Notice, Buyer shall be deemed to have elected to proceed under clause (x) of the preceding sentence.

3.7 Contracts. All Contracts are listed on Exhibit “H-1”. Prior to the expiration of the Due Diligence Period, Buyer shall notify Seller which Contracts, if any, Buyer requests Seller to terminate upon the Close of Escrow. If Buyer fails to deliver such notice prior to expiration of the Due Diligence Period, Buyer shall be deemed to have elected to request termination of all such Contracts, in which event Seller shall cause all such Contracts to be terminated at the Close of Escrow. Notwithstanding the foregoing, Buyer shall assume all those Contracts which are not freely terminable set forth on Exhibit “H-2” and shall have no right to request Seller to terminate same.

ARTICLE 4

CONDITIONS TO AGREEMENT

4.1 Buyer’s Conditions Precedent. Buyer’s obligation to purchase the Property shall be conditioned upon the fulfillment of the following conditions precedent, all of which shall be satisfied or waived pursuant to Section 4.3 below prior to the Close of Escrow except as indicated otherwise:

(a) The due performance by Seller in all material respects of each and every undertaking and agreement to be performed by Seller hereunder.

(b) Title to the Property shall be subject at Closing only to the Permitted Exceptions in accordance with and subject to the provisions of Section 3.5.

(c) There shall not have occurred at any time on or before the Closing Date the making by Seller of any general assignment for the benefit of creditors, or the filing against Seller of a petition to have Seller adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, or the appointment of a trustee or receiver to take possession of substantially all of the interest of Seller in the Property, or the attachment, execution or judicial seizure of substantially all the assets of Seller or the interests of Seller in the Property or any legal proceeding in which Seller is adjudicated as being, or stipulates to being, insolvent or unable to pay its debts as they come due.

4.2 Seller’s Conditions Precedent. Seller’s obligation to convey the Property to Buyer shall be conditioned upon the satisfaction or written waiver in writing, in whole or in part, by Seller of the following conditions precedent:

(a) The due performance by Buyer, in all material respects, of each and every undertaking and agreement to be performed by Buyer hereunder.

(b) The delivery by Buyer of the Purchase Price, less the Deposit, together with any other sums required to be paid by Buyer hereunder.

4.3 Waiver. Buyer may at any time or times, at its election, waive any of the conditions set forth in Section 4.1 above to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by Buyer and delivered to Seller, provided however that any conditions to Closing that are not satisfied as of Closing shall be deemed waived by Buyer in the event Buyer proceeds to Closing, provided, however that any representations or other terms that are expressly stated herein to survive Closing shall survive Closing for the period provided. Seller may at any time or times, at its election, waive any of the conditions set forth in Section 4.2 above to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by Seller and delivered to Buyer, provided however that any conditions to Closing that are not satisfied as of Closing shall be deemed waived by Seller in the event Seller proceeds to Closing, provided, however that any representations or other terms that are expressly stated herein to survive Closing shall survive Closing for the period provided.

4.4 Termination. In the event each of the conditions set forth in Section 4.1 is not fulfilled on or before the Closing Date (as the same may be extended by Seller pursuant to Section 2.1 above) or waived pursuant to Section 4.3, Buyer may, at its option, terminate this Agreement and the Escrow opened hereunder, thereby releasing the parties from further obligations hereunder except for those provisions which expressly survive termination, and all documents delivered by Buyer to Escrow Holder shall be returned to Buyer and all documents delivered by Seller to Buyer or Escrow Holder returned to Seller and the Deposit, less Buyer’s share of Escrow cancellation charges, shall be returned to Buyer. In the event that the conditions set forth in Section 4.2 are not fulfilled or waived prior to the Closing Date, Seller may, at its option, terminate this Agreement and the Escrow opened hereunder, thereby releasing the parties from further obligations hereunder, the Deposit shall be returned to Buyer, and all documents delivered by Seller to Buyer or Escrow Holder shall be returned immediately to Seller and all documents delivered by Buyer to Escrow Holder shall be returned to Buyer. Nothing in this Section 4.4 shall be construed as releasing any party from liability for any default of its obligations hereunder or breach of its representations and warranties under this Agreement occurring prior to the termination of this Agreement and/or the Escrow to be opened hereunder.

ARTICLE 5

PRORATIONS, CLOSING COSTS, POSSESSION AND DEPOSITS

5.1 Proration of Taxes and Rentals. Real and personal property taxes for the Property shall be prorated by the parties to the Closing Date on the basis of a three hundred sixty-five (365) day year, with Seller responsible for (i) all such taxes for the fiscal year of the applicable taxing authority occurring prior to the Current Tax Period (as defined below) and (ii) that portion of such taxes for the Current Tax Period to 12:00 a.m.

on the Closing Date, whether or not the same shall be payable prior to the Close of Escrow. The phrase “Current Tax Period” refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. All tax prorations shall be based upon the latest available tax statement. If the tax statements for the fiscal tax year during which Escrow closes do not become available until after the Close of Escrow, then the rates and assessed values of the previous year, with known changes, shall be used, and the parties shall re-prorate said taxes outside of Escrow following the Close of Escrow when such tax statements become available. Any special assessment or front foot benefit charges affecting the Property shall be prorated by the parties to the Closing Date and all unpaid installments of any such assessments prorated at the Closing which first become due and payable, and are attributable to the period on or after the Closing Date, shall be the responsibility of Buyer. In addition, notwithstanding anything to the contrary contained in this Article 5, Seller reserves the right (i) to meet with governmental officials and to contest any reassessment governing or affecting Seller’s obligations under Section 5.1 above, and (ii) to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date.

5.2 Rents, Other Income and Operating Expenses. Prepaid Contracts assumed by Buyer, rents (exclusive of Delinquent Rents [as hereinafter defined]), all revenues under all space leases, coin-operated laundry machines, parking rents, licenses, security agreements and all other fees and miscellaneous income, excluding any lump sum payments made at the beginning of a Contract term, arising out of the operation of the Property shall be prorated as of the Close of Escrow. If, as of the Close of Escrow, any rent is in arrears (“Delinquent Rent”) for the calendar month in which the Close of Escrow occurs, then to the extent that the Buyer receives rents under those particular Leases with Delinquent Rent, Buyer shall render an accounting to Seller with respect thereto, and the amount of such receipts shall be applied in the following order of priority: i) first, to the reasonable costs of collection as such Delinquent Rents including reasonable attorney’s fees incurred by Buyer; ii) second, to the calendar month in which such collection occurs if any receivables are outstanding under that lease; iii) third, to the calendar month in which the Closing occurs; iv) fourth, to any delinquent amounts still owed to Seller for the period prior to the Closing Date. Buyer shall have no liability for Delinquent Rents, but agrees to use commercially reasonable efforts to collect the Delinquent Rents for a period of sixty (60) days and to deliver to Seller its pro rata share of Delinquent Rent within seventy (70) days of Closing. If Buyer is unsuccessful in its attempt to collect Delinquent Rents from one or more tenants, Seller hereby reserves the right to pursue any remedy against any tenant owing Delinquent Rents and any other amounts to Seller (but shall not be entitled to terminate any lease or any tenant’s right to possession) provided that Seller shall likewise pay to Buyer any portion of rent collected which is rightly attributed to the Buyer’s ownership period. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). Notwithstanding the foregoing, with respect to Delinquent Rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. This Section shall survive the Close of Escrow and delivery and recording of the Special Warranty Deed.

5.3 Deposits and License Fees. Any deposits that Seller has posted with local utility companies or other parties shall be returned to Seller, and Buyer shall establish its own utility deposits at the Close of Escrow. The amount of unapplied refundable security deposits held by Seller under the Leases with any accrued interest thereon as required by law, and prepaid rents, shall be replaced by Seller and credited to Buyer at the Close of Escrow. Assignable license and permit fees shall be prorated as of the Close of Escrow. Any one-time or non recurring ancillary income or incentive payments, if any, shall not be adjusted; rather, any amounts on account of the same which shall be received by Seller prior to the Closing Date shall be retained by Seller, and amounts on account of the same received by Buyer after the Closing Date (unless such amounts were due and payable on or before the Closing Date) shall be retained by Buyer.

5.4 Utilities. Seller shall use commercially reasonable efforts to have utility meters read as of the date that Escrow closes and shall be responsible for all utility services to the Property until the Close of Escrow. In the event Seller is unable to have the utility meters read as of the Close of Escrow, Buyer and Seller shall jointly prepare and deposit an estimated utility statement based upon the average daily usage over the thirty (30) day period preceding the Close of Escrow and Escrow Holder shall initially prorate utilities based upon such estimated utility statements and the parties shall subsequently prorate utilities based upon the actual utility usage upon receipt of such utility statements. This provision shall survive Closing for a period of Six (6) months.

5.5 Contracts. Seller shall be responsible for payment of all maintenance services, such as janitorial services, guard services and similar services with respect to periods prior to the Close of Escrow. Buyer shall be responsible for the cost of such services thereafter to the extent assumed by Buyer hereunder, recognizing, however that Buyer shall be required to assume the Non-Cancellable Contracts as designated on Exhibit H-2.

5.6 Insurance. Seller shall cause its policies of insurance for the Property to be terminated effective immediately after the Close of Escrow and Buyer shall be responsible for obtaining its own insurance for the Property.

5.7 Possession. Subject to the rights of tenants in possession and other Permitted Exceptions, Buyer shall be entitled to possession of the Property on the Close of Escrow.

5.8 Operating Adjustments. At Closing, all operating adjustments between Buyer and Seller provided for pursuant to the terms of this Agreement shall be made on the basis of estimates using the most current information available as of the Closing Date. Buyer and Seller agree that within sixty (60) days after the completion of the Close of Escrow hereunder, Buyer and Seller shall make a final settlement of all operating adjustments to be made pursuant to the terms of this Agreement; provided that there will be a one-time readjustment, if necessary with respect to real estate taxes and such readjustment shall occur within sixty (60) days of the issuance of the final tax bill. This provision shall survive Closing for the periods stated herein.

5.9 Closing Costs.

(a) Seller shall pay the cost to correct or satisfy of record any matters affecting title which Seller is responsible to satisfy under this Agreement. Seller shall pay its own attorney’s fees.

(b) Buyer shall pay the cost of the premium for the Title Policy and requested endorsements, all state transfer and recordation taxes (grantor and grantee tax) payable in connection with the sale contemplated herein other than grantor tax, and the cost of recording any deed of trust for or in connection with Buyer’s financing, if any. Buyer shall pay its own attorney’s fees.

(c) Any other expenses or closing costs in connection with this transaction shall be apportioned in the manner customary in York County, Virginia.

5.10 Closing Statement. No later than three (3) business days prior to the Closing Date, Escrow Holder shall prepare for approval by Buyer and Seller a closing statement (“Closing Statement”) on Escrow Holder’s standard form indicating, among other things, Escrow Holder’s estimate of all Closing costs and prorations made pursuant to this Agreement. Buyer and Seller shall assist Escrow Holder in determining the amount of all prorations.

5.11 Breach by Seller. In the event the Close of Escrow and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Buyer may elect, as the sole and exclusive remedy of Buyer, to (i) terminate this Agreement and receive the Deposit from Escrow Holder, and in such event each party shall be released from any liability to the other party hereunder, other than with respect to those obligations that expressly survive termination of this Agreement, or (ii) enforce specific performance of Seller’s obligation to convey the Property to Buyer hereunder. Buyer shall be deemed to have elected to terminate this Agreement (as provided in subsection (i) above) if Buyer fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before thirty (30) days after written notice of termination from Seller or thirty (30) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within sixty (60) days after the originally scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit Buyer’s remedies at law or in equity, as to claims first arising following the Close of Escrow to the extent such claim expressly survives termination or Closing as more fully set forth in Section 6.4 hereof; provided, however, Buyer shall seek only actual damages and not consequential, special or indirect damages as a result of any default by Seller. Notwithstanding any provisions in this Agreement to the contrary, Seller’s maximum liability under this Section 5.12 shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

5.12 LIQUIDATED DAMAGES. IN THE EVENT THAT BUYER BREACHES ITS OBLIGATIONS UNDER THIS AGREEMENT, THE DAMAGES THAT SELLER WILL INCUR BY REASON THEREOF ARE

AND WILL BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTABLISH. BUYER AND SELLER, IN A REASONABLE EFFORT TO ASCERTAIN WHAT SELLER’S DAMAGES WOULD BE IN THE EVENT OF SUCH A DEFAULT BY BUYER, HAVE AGREED THAT SUCH DAMAGES SHALL BE IN AN AMOUNT EQUAL TO THE AMOUNT OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT, IF MADE BY BUYER PURSUANT TO SECTION 1.2, AND THAT SUCH DEPOSIT SHALL BE DELIVERED TO SELLER, ASSUMING SELLER HAS PERFORMED ITS OBLIGATIONS UNDER THIS AGREEMENT, UPON SUCH DEFAULT BY BUYER, WITHOUT THE NECESSITY OF AN INSTRUCTION BY BUYER, AND SUCH DEPOSIT MAY THEREAFTER BE RETAINED BY SELLER AS LIQUIDATED DAMAGES, WHICH DAMAGES SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY IN THE EVENT OF AND FOR SUCH DEFAULT BY BUYER. WITHOUT LIMITING THE FOREGOING PROVISIONS OF THIS PARAGRAPH, SELLER WAIVES ANY AND ALL RIGHTS WHICH SELLER OTHERWISE MAY HAVE HAD TO SPECIFICALLY ENFORCE THIS AGREEMENT AND BUYER SHALL BE RELEASED AND DISCHARGED FROM ANY AND ALL FURTHER LIABILITY OR OBLIGATION UNDER THIS AGREEMENT OTHER THAN THOSE OBLIGATIONS OR LIABILITIES WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT. SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH AND BY THEIR INITIALS AGREE TO BE BOUND BY ITS TERMS.

Buyer’s Initials	Seller’s Initials

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Warranties and Representations by Seller.

(a) Seller hereby makes the following representations and warranties to the best of Seller’s knowledge information and belief as of the date hereof:

(i) Compliance with Law. Seller has received no written notice of any violation of any laws, ordinances, codes, rules and regulations of any government or any agency, body or subdivision thereof, or any insurance board of underwriters, pertaining to the Property or any part thereof, which remains uncured as of the date hereof.

(ii) No Litigation. Except as specifically disclosed to Buyer on Exhibit “I”, to Seller’s knowledge, there are no pending or threatened claims, allegations or lawsuits of any kind against Seller, whether for personal injury, property damage, landlord-tenant disputes, property taxes or otherwise, that could materially and adversely affect the operation or value of the Property or prohibit the sale thereof.

(iii) Enforceability; Authorization. Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia. Seller has the authority and power to enter into this Agreement and to consummate the transaction provided for herein and such action will not breach any court order, the organizational documents of Seller or other existing agreement or agreements to which Seller is a party. This Agreement constitutes the valid, binding and enforceable obligation of Seller, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general equitable principles.

(iv) Rent Roll. To Seller’s knowledge, the information set forth in the Rent Roll attached hereto as Exhibit “J” is true and correct in all material respects as of the date hereof. To Seller’s knowledge, each Lease is valid and in full force and effect, has not been amended, modified or supplemented except as disclosed in the property records made available to Buyer by Seller.

(v) Contracts. Except as set forth on the list of Contracts attached hereto as Exhibit “H-1” and Exhibit “H-2”, there is no agreement, in writing or otherwise, between the Seller and any other person or persons for service, supply, maintenance, management or the operation of the Property or any portion of the business conducted thereon or thereat, which is not terminable upon thirty (30) days’ notice, without payment of any penalty or premium.

(vi) Foreign Person. Seller is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended to date (the “Code”), and the transaction contemplated hereby does not constitute a disposition of a U.S. real property interest by a foreign person. At Closing, Seller shall deliver to Buyer the Non-Foreign Affidavit certifying, under penalties of perjury, Seller’s U.S. taxpayer identification number and that Seller is not a foreign person.

(b) Seller expressly reserves the right to update the representations and warranties made above as of the Closing Date.

6.2 Seller’s Knowledge. Whenever the phrases “to Seller’s knowledge” or words of similar import are used, they shall be deemed to refer to the current, actual, knowledge only, and not any implied, imputed or constructive knowledge, of Stanley Zupnik, General Partner of Seller, without any independent investigation having been made or any implied duty to investigate.

6.3 Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Buyer acknowledges that Buyer shall not be entitled to rely on any representation made by Seller in this Article 6 to the extent, prior to or at the Close of Escrow, Buyer shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Buyer determines prior to Close of Escrow that there is a breach of any of the representations and warranties made by Seller above (which breach is not cured by Seller within ten (10) business days), then Buyer may, at its option, notify the Seller of such matter (“Buyer’s Change Notice”). Seller shall have a period of three (3) business days after receipt of Buyer’s Change Notice in which to deliver written notice to Buyer (“Seller’s Change Notice”) of Seller’s election to either (i) agree to correct the objectionable items prior to the Close of Escrow in a manner reasonably satisfactory to Buyer, or (ii) decline to address such items. In the event Seller does not timely issue Seller’s Change Notice, Seller shall be deemed to have elected to decline to address such items. If Seller notifies, or is deemed to have notified, Buyer of its election to decline to address the objectionable items, Buyer shall have the right, by written notice delivered to Seller within five (5) days after Buyer’s receipt of Seller’s Change Notice (or five (5) days after the date Seller was required to deliver Seller’s Change Notice in the event Seller fails to do so), to either (x) agree to accept the Property subject to the objectionable items, in which event Buyer shall waive such breach and/or conditions and proceed to Close of Escrow with no adjustment in the Purchase Price, and Seller shall have no further liability as to such matter thereafter or (y) terminate this Agreement, whereupon, the Deposit (less the Buyer’s share of the escrow cancellation charges) shall be delivered to Buyer and, subject to any obligations which expressly survive termination of this Agreement, this Agreement shall terminate, and thereupon neither party shall have any further rights or obligations to the other hereunder. In the event the Buyer fails to timely respond to Seller’s Change Notice, Buyer shall be deemed to have elected to proceed under clause (x) of the preceding sentence. In the event Buyer terminates this Agreement for the reasons set forth above, the portion of the Deposit to which Buyer is entitled shall be immediately refunded to Buyer and neither Buyer nor Seller shall thereafter have any other rights or remedies hereunder other than as to those matters which expressly survive closing or termination of this Agreement. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Buyer, to the extent that, prior to the Close of Escrow, Buyer obtains actual knowledge (from whatever source, as a result of Buyer’s due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller’s agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Buyer nevertheless consummates the transaction contemplated by this Agreement.

6.4 Survival. The express representations and warranties made in this Agreement shall survive the Close of Escrow and shall not merge into any instrument or conveyance delivered at the Close of Escrow; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the expiration of six (6) months after the Closing Date and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

6.5 Covenants of Seller. During the pendency of Escrow, Seller covenants and agrees as follows:

(a) Insurance. Seller shall maintain in effect all insurance policies now maintained on the Property, up to and including the Closing Date.

(b) Performance Under Leases. Between the Effective Date and the Closing Date, Seller agrees that it will continue to perform all of its obligations as landlord under all of such Leases in substantially the same manner as Landlord has performed such obligations prior to the execution of this Agreement, including, without limitation, all painting, repairs and alterations, all of which shall be paid for in full by Seller on or prior to the Close of Escrow.

(c) Further Tenancies. Between the Effective Date and the Closing Date, without the prior written consent of the Buyer, none of the Leases will be amended to reduce the rents or other charges thereunder or will be renewed for rents or other charges which are less than those payable prior to such renewal; and no new Lease or extension to an existing Lease will be made unless it is on Seller’s standard form of lease.

(d) Operation and Condition Pending Closing. Between the Effective Date and the Closing Date, Seller will use commercially reasonable efforts to continue to manage, operate and maintain the Property in substantially the same manner as existed prior to the execution of this Agreement.

6.6 Representations and Covenants of Buyer.

(a) Enforceability; Authorization. The person executing any instruments for or on behalf of the Buyer was fully authorized to act on behalf of Buyer and this Agreement is valid and enforceable against Buyer in accordance with its terms except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general equitable principles and each instrument to be executed by Buyer pursuant hereto or in connection therewith will, when executed, be valid and enforceable against Buyer in accordance with its terms except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general equitable principles. No approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority, including, but not limited to, subdivision approval, is required in connection with the valid execution and delivery of and compliance with this Agreement by Buyer.

(b) Legal Action Against Buyer. There are no judgments, orders or decrees of any kind against Buyer unpaid or unsatisfied of record which would adversely affect the Close of Escrow hereunder, nor any legal action, suit or other legal or administrative proceeding pending against Buyer before any court or administrative agency in which an adverse finding would materially affect the Close of Escrow hereunder.

(c) Bankruptcy or Debt of Buyer. Buyer is not in the hands of a receiver and has not committed an act of bankruptcy.

(d) Solicitation of Employees. Prior to the Closing Date, Buyer shall not solicit or hire any person working at the Property without Seller’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 7

DAMAGE, DESTRUCTION AND CONDEMNATION

7.1 Risk of Physical Loss. Prior to Seller’s delivery of possession of the Property to Buyer at the Close of Escrow, the risk of loss or damage to the Property shall remain upon Seller. If the Property suffers damages as a result of any casualty prior to the Close of Escrow, then Seller shall give written notice thereof to Buyer promptly after Seller obtains knowledge of the occurrence of the casualty. If such casualty is not “Material” (as hereinafter defined), Buyer shall accept the Property in its damaged condition, together with an assignment of Seller’s insurance proceeds and (1) at Closing Buyer shall receive a credit against the Purchase Price in an amount equal to any deductible (and Seller hereby agrees that it shall not sell or compromise any insurance claim affecting the Property without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed); and (2) Buyer shall thereafter be responsible for the repair of the damage to the Property caused by such fire or casualty. If such casualty is, however, Material, Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice, and, in the event such Material casualty occurs within fifteen (15) days prior to the Closing Date, the Closing Date shall be so extended if necessary. If this Agreement is terminated, the Deposit shall be returned to Buyer and thereafter neither Seller nor Buyer shall have any further rights or obligations to the other hereunder except with respect to any obligations that expressly survive termination of the Agreement. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign, without recourse, and turn over to Buyer all of the insurance proceeds, net of any costs of repairs previously expended by Seller and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein (and Seller hereby agrees that it shall not sell or compromise any insurance claim affecting the Property without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed)) payable with respect to such fire or other casualty, and (y) the parties shall proceed to Close of Escrow pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible.

For purposes of this Agreement, with respect to any casualty, “Material” shall mean any damage in excess of Five Hundred Thousand Dollars ($500,000.00).

7.2 Condemnation. In the event that, prior to the Close of Escrow, any governmental entity shall commence any actions of eminent domain or similar type proceedings to take any portion of the Property (a “Taking”), Seller shall give prompt written notice thereof to Buyer. In such event, Buyer may, at its sole option (i) terminate this Agreement and receive a full refund of the Deposit; or (ii) continue this Agreement, pay the full Purchase Price without reduction, accept an assignment of Seller’s rights in any condemnation award (whether received prior to or after Closing) and proceed to Closing; provided that, (A) Seller shall not consent to any Taking or agree to any condemnation award without the prior written consent of Buyer (which consent shall not be unreasonably withheld); (B) prior to Closing, Seller shall provide Buyer with an opportunity to participate with Seller in any negotiations relating to a Taking affecting any portion of the Property or any condemnation award to be made in connection therewith; and (C) Seller shall reasonably cooperate with Buyer after Closing in prosecuting any claim for a condemnation award arising prior to Closing.

ARTICLE 8

DISCLAIMER, RELEASE AND ASSUMPTION

AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

8.1 DISCLAIMER. BUYER ACKNOWLEDGES AND AGREES THAT IT IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY, AND THAT BUYER HAS BEEN GIVEN OR WILL BE GIVEN BEFORE THE END OF THE DUE DILIGENCE PERIOD, A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF THE PROPERTY AND ANY AND ALL OTHER MATTERS RELATING THERETO, EITHER INDEPENDENTLY OR THROUGH AGENTS OF BUYER’S CHOOSING, INCLUDING, WITHOUT LIMITATION:

(a) ALL MATTERS RELATING TO TITLE, TOGETHER WITH ALL GOVERNMENTAL AND OTHER LEGAL REQUIREMENTS SUCH AS TAXES, ASSESSMENTS, ZONING, USE PERMIT REQUIREMENTS AND BUILDING CODES.

(b) THE PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, THE EXTERIOR, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS, THE STRUCTURE, SEISMIC ASPECTS OF THE PROPERTY, THE PAVING, THE UTILITIES, AND ALL OTHER PHYSICAL AND FUNCTIONAL ASPECTS OF THE PROPERTY. SUCH EXAMINATION OF THE PHYSICAL CONDITION OF THE PROPERTY SHALL INCLUDE AN EXAMINATION FOR THE PRESENCE OR ABSENCE OF “HAZARDOUS MATERIALS”, (AS HEREUNDER DEFINED), WHICH SHALL BE PERFORMED OR ARRANGED BY BUYER AT BUYER’S SOLE EXPENSE. FOR PURPOSES OF THIS AGREEMENT, “HAZARDOUS MATERIALS” SHALL MEAN MOLD, FUNGI, BACTERIA AND/OR BIOLOGICAL GROWTH OR BIOLOGICAL GROWTH FACTORS, INFLAMMABLE EXPLOSIVES, RADIOACTIVE MATERIALS, ASBESTOS, POLYCHLORINATED BIPHENYLS, LEAD, LEAD-BASED PAINT, UNDER AND/OR ABOVE GROUND TANKS, HAZARDOUS MATERIALS, HAZARDOUS WASTES, HAZARDOUS SUBSTANCES, OIL, OR RELATED MATERIALS, WHICH ARE LISTED OR REGULATED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 6901, ET SEQ.), THE

RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.), AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.), AND ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL LAWS.

(c) ANY EASEMENTS AND/OR ACCESS RIGHTS AFFECTING THE PROPERTY.

(d) THE LEASES AND ALL MATTERS IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, THE ABILITY OF THE VARIOUS TENANTS TO PAY THE RENT AND THE ECONOMIC VIABILITY OF THE VARIOUS TENANTS.

(e) ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO ANY OTHER DOCUMENTS OR AGREEMENTS OF SIGNIFICANCE AFFECTING THE PROPERTY.

(f) ALL FINANCIAL EXAMINATIONS AND OTHER MATTERS OF SIGNIFICANCE AFFECTING THE PROPERTY OR OTHERWISE RELATING TO THE ACQUISITION BY BUYER OF THE PROPERTY.

BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN THE REPRESENTATIONS MADE BY SELLER UNDER SECTION 6.1).

8.2 AS-IS, WHERE-IS.

THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” SUBJECT TO ALL FAULTS BASIS. EXCEPT AS PROVIDED IN ARTICLE 6, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION: (i) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, SEISMIC ASPECTS OF THE PROPERTY, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS ON THE PROPERTY AND THE IMPROVEMENTS, (ii) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (iii)

THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (iv) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY AND THE IMPROVEMENTS OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (vii) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (viii) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (ix) THE CONDITION OF TITLE TO THE PROPERTY, (x) THE LEASES, OR OTHER AGREEMENTS AFFECTING THE PROPERTY AND THE IMPROVEMENTS, AND (xi) THE ECONOMICS OF THE OPERATION OF THE PROPERTY AND THE IMPROVEMENTS.

8.3 DUE DILIGENCE MATERIALS.

ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. NEITHER SELLER NOR ANY SELLER RELATED PARTY (BELOW DEFINED) HAS MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS SET FORTH IN SECTION 6 HEREOF, NEITHER SELLER NOR ANY SELLER RELATED PARTY SHALL BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER OR ANY OF SELLERS RELATED PARTIES BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, ANY PARTNER OF SELLER, ANY MANAGER OR MANAGEMENT AGENT OF SELLER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, TRUSTEE OR ANY MEMBER, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF (COLLECTIVELY, “SELLER RELATED PARTIES”).

8.4 RELEASE.

BUYER, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND

DISCHARGES, SELLER AND ALL SELLER RELATED PARTIES FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN (“CLAIMS”), WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY“) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES, AND ANY OF THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS OR ANY OTHER MATTER RELATING TO THE USE, PRESENCE, DISCHARGE OR RELEASE OF HAZARDOUS MATERIALS ON, UNDER, IN, ABOVE OR ABOUT THE PROPERTY, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THE FOREGOING PROVISIONS OF THIS SECTION 8.4 SHALL NOT LIMIT, HOWEVER, THE RIGHTS OF BUYER BY REASON OF ANY BREACH BY SELLER OF SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT THAT SUCH BREACH WAS KNOWN BY BUYER AT OR PRIOR TO CLOSING AND BUYER ELECTED TO CLOSE HEREUNDER NOTWITHSTANDING THE KNOWLEDGE OF SUCH BREACH. IN NO EVENT SHALL BUYER HAVE THE RIGHT TO CLAIM ANY DAMAGES, LOSS, COST OR EXPENSE FROM SELLER AS A RESULT OF ANY BREACH BY SELLER KNOWN TO BUYER AT OR PRIOR TO CLOSING SHOULD BUYER ELECT TO CLOSE HEREUNDER. TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER. WITHOUT LIMITATION OF THE FOREGOING, IF BUYER HAS ACTUAL KNOWLEDGE OF (I) A DEFAULT IN ANY OF THE COVENANTS, AGREEMENTS OR OBLIGATIONS TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT AND/OR (II) ANY BREACH OF OR

INACCURACY IN ANY REPRESENTATION OF SELLER MADE IN THIS AGREEMENT WHICH WOULD ENTITLE BUYER TO TERMINATE THIS AGREEMENT, AND NONETHELESS ELECTS TO PROCEED TO CLOSING, THEN, BUYER SHALL BE DEEMED TO HAVE WAIVED ANY SUCH DEFAULT AND/OR BREACH OR INACCURACY AND SHALL HAVE NO CLAIM AGAINST SELLER WITH RESPECT THERETO .

INITIALS OF BUYER

8.5 SURVIVAL. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE CLOSING.

ARTICLE 9

MISCELLANEOUS

9.1 Attorneys’ Fees. In the event of any action between Buyer and Seller seeking enforcement of any of the terms and conditions to this Agreement, or otherwise in connection with the Property, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation. Buyer and Seller agree that neither Buyer nor Seller shall be liable, under any circumstance or condition, to any party or person, for those kinds of damages known as “consequential damages” or “indirect damages.” For purposes of this Agreement, the term “Consequential Damages” shall mean such damage, loss or injury as does not flow directly and immediately from the act of the party, but only from some of the consequences or the results of such act.

9.2 Notices. All notices under this Agreement shall be effective upon (i) personal delivery to Buyer or Seller, as the case may be, or (ii) telecopier transmission with a hard copy deposited in United States mail, or (iii) one (1) business day after deposit with an overnight courier service (e.g., Federal Express), or (iv) three (3) business days after deposit in the United States mail, registered, certified, postage fully prepaid and addressed to the respective parties as follows:

To Seller:	York Associates Limited Partnership

     5530 Wisconsin Avenue, Suite 900

     Chevy Chase, Maryland 20815

     Attn: Stanley Zupnik

     Telecopier No.: (301) 951-8658

Copy to:	Grossberg, Yochelson, Fox & Beyda , LLP

     2000 L Street, NW, Suite 675

     Washington, DC 20036

     Attn: Linton W. Hengerer, Esq.

     Telecopier No.: (202) 296-7777

To Buyer:	FP-1, LLC

     11824 Fishing Point Road

     Newport News, VA 23606

     Attn: J. Guy Buck

Copy to:	David, Kamp & Frank, L.L.C.

     739 Thimble Shoals Boulevard, Suite 105

     Newport News, VA 23606

     Attn: Arthur J. Kamp, Esq.

     Telecopier No.: (757) 595-6723

or to such other address as the parties may from time to time designate in writing.

9.3 Entire Agreement. This Agreement and the items incorporated herein contain all the agreements of the parties hereto with respect to the matters contained herein; and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing signed by duly authorized officers or representatives of each of the parties hereto.

9.4 Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.5 Successors. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

9.6 Assignment. Except as provided below, Buyer shall not have the right to assign the Agreement without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion; provided that Buyer shall in no event be released from any of its obligations or liabilities hereunder as a result of any such assignment. Notwithstanding anything to the contrary stated above, Buyer shall be permitted to assign its rights under this Agreement without Seller’s consent to any entity in which Buyer or any entity controlling, controlled by, or under common control with Buyer is a general partner, manager or managing member, provided that, (i) assignee assumes Buyer’s obligations under this Agreement pursuant to a written agreement; (ii) Seller promptly receives a copy of such assignment and assumption agreement at least three (3) business days prior to Close of Escrow and (iii) Buyer shall remain liable for, and shall not be released from the performance of Buyer’s obligations under this

Agreement after such assignment Whenever reference is made in this Agreement to Seller or Buyer, such reference shall include the successors and assigns of such party under this Agreement.

9.7 Choice of Laws. This Agreement shall be governed by the laws of the Commonwealth of Virginia and any questions arising hereunder shall be construed or determined according to such law.

9.8 Headings. Headings at the beginning of each numbered Article and Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

9.9 Survival. Except as otherwise expressly provided for in this Agreement, this Agreement and all covenants, representations and warranties contained herein shall survive the close of this transaction and shall not merge into the deed of conveyance for a period of not more than six (6) months.

9.10 Time. Time is of the essence of this Agreement, it being understood that each date set forth herein and the obligations of the parties to be satisfied by such date have been the subject of specific negotiation by the parties; provided, however, where a date falls on a weekend or legal holiday in the Commonwealth OF Virginia, then such date shall be extended to the next business day.

9.11 Counterparts. This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

9.12 Brokerage Commissions. Each party represents and warrants that, other than Cassidy Turley Commercial Real Estate Services, which has been engaged by Seller, neither party has retained any brokers or finders to represent its interests in connection with this transaction. Seller shall, upon the Close of Escrow, pay a brokerage commission pursuant to a separate agreement to Cassidy Turley Commercial Real Estate Services, if and only if Escrow closes and shall indemnify Buyer for any liability relating thereto. Except as provided above, each party agrees to indemnify and hold the other harmless from and against all liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys’ fees, resulting from any claims or fees or commissions, based upon agreements by it, if any, to pay any additional broker’s commission and/or finder’s fee. The provisions of this Section 9.12 shall survive the Close of Escrow and/or termination of this Agreement.

9.13 Information Report. Escrow Holder shall file and Buyer and Seller agree to cooperate with Escrow Holder and with each other in completing any report (“Information Report”) and/or other information required to be delivered to the Internal Revenue Service pursuant to Internal Revenue Code Section 6045(e) regarding the real estate sales transaction contemplated by this Agreement, including, without limitation, Internal Revenue Service Form 1099-B as such may be hereinafter modified or amended by the Internal Revenue Service, or as may be required pursuant to any regulation now or hereinafter promulgated by the Treasury Department with respect thereto. Buyer and Seller also agree that Buyer and Seller, their respective employees and attorneys, and Escrow Holder and its employees may disclose to the Internal Revenue Service, whether pursuant to such Information Report or otherwise, any information regarding this Agreement or the transaction contemplated herein as such party reasonably deems to be required to be disclosed to the Internal Revenue Service by such party pursuant to Internal Revenue Code Section 6045(e), and further agree that neither Buyer nor Seller shall seek to hold any such party liable for the disclosure to the Internal Revenue Service of any such information.

9.14 Exchange. Seller reserves the right to locate or cause to be located property of a like-kind suitable to Seller for the purpose of effectuating one or more exchange transactions solely by the transfer of this Agreement (but not title to the Property) by Seller to a “qualified intermediary” selected by Seller (the “Accommodator”) in connection with a tax-deferred exchange as contemplated by Section 1031 of the Internal Revenue Code of 1986, as amended. Buyer agrees to reasonably cooperate with Seller in connection with such tax-deferred exchange, including the execution of such documents as may be reasonably necessary to effectuate the same; provided that (i) the Closing Date shall not be delayed as the result of such exchange; (ii) all costs in connection with such exchange shall be borne by Seller; (iii) such exchange is effectuated through an Accommodator; (iv) Seller conveys title to the property directly to Buyer (or its permitted assignee) by direct deeding and remains liable for all of its obligations, representations and warranties hereunder; (v) Buyer shall not be required to incur any liabilities in connection with such cooperation, including, but not limited to, for the failure of the transaction to constitute a like-kind exchange under the Internal Revenue Code of 1986, as amended; (vi) Buyer shall not be required to take title to any exchange property in connection with any such cooperation; and (vii) Seller shall indemnify Seller and hold Buyer harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys’ fees relating to Buyer’s participation in such exchange. This Agreement and Seller’s obligations hereunder are not subject to or conditioned upon Seller’s ability to consummate an exchange. Buyer’s responsibility for reviewing exchange documents shall be limited to determining whether the terms and conditions of such exchange documents are such that they are in compliance with the foregoing provisions. Seller shall be responsible for the payment of all deposits and other costs required to be paid by the “buyer” pursuant to the exchange documents and for making all determinations as to the legal sufficiency or other consideration, including but not limited to tax considerations, relating to such exchange documents. Buyer, in so cooperating in any exchange transaction arranged by Seller, shall in no event be responsible for, or in any way warrant, the tax consequences of the exchange transaction. This provision shall survive Closing for a period of one (1) year.

9.15 Incorporation. Exhibits “A”, “B”, “C”, “D”, “E”, “F”, “G”, “H”, “I”, “J”, and “K”, each as attached to this Agreement, are incorporated herein and made a part hereof.

9.16 No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

9.17 Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

9.18 Confidentiality. Buyer expressly acknowledges and agrees that the transactions contemplated by this Agreement, the Documents that are not otherwise known by or readily available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by Buyer and shall not be disclosed except (i) as may be required by law; or (ii) to its legal counsel, surveyor, title company, broker, accountants, consultants, officers, directors, shareholders, partners and prospective partners and their counsel, lenders and their counsel (the “Authorized Representatives”), and, except with respect to such Authorized Representatives, only to the extent that such disclosure may be necessary for its performance hereunder. Buyer agrees that it shall instruct each of its Authorized Representatives to maintain the confidentiality of such information and at the request of the other, to promptly inform the other of the identity of each such Authorized Representative. Buyer further acknowledges and agrees that, unless and until the Close of Escrow occurs, all information and materials obtained in connection with the Property that are not otherwise known by or readily available to the public will not be disclosed to any third persons (other than to Authorized Representatives), except as may be required by law t, without the prior written consent of the Seller, which consent shall not be unreasonably withheld, delayed or conditioned. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Buyer shall, promptly upon receipt of written request from Seller, return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided by Seller to Buyer. Nothing contained in this Section 9.18 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 9.18 in connection with the party’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein. The provisions of this Section 9.18 shall survive any termination of this Agreement.

9.19 Post Closing Publication. Notwithstanding the foregoing, following Close of Escrow, Buyer shall have the right to announce the acquisition of the Property in newspapers and real estate trade publications (including “tombstones”) publicizing the purchase provided that in the event such announcement or notice includes the identity of the Seller, Buyer shall consult with Seller with respect to any such notice or publication, and shall reasonably consider any comments or objections of Seller. The provisions of this Section 9.19 shall survive Close of Escrow and/or any termination of this Agreement.

9.20 Severability. If fulfillment of any provision of this Agreement, or performance of any transaction related hereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

9.21 Cumulative Remedies. Except as specifically provided in this Agreement, each and every of the rights, benefits, and remedies provided to Buyer or Seller by this Agreement, or any instruments or documents executed pursuant to this Agreement, are cumulative and shall not be exclusive of any other rights, remedies and benefits allowed to such party by this Agreement, at law or in equity.

9.22 Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

9.23 Additional Assurances. Buyer and Seller agree that they will, at any time after the Closing, duly execute and deliver to each other any additional conveyances, assignments, documents and instruments, and shall take or cause to be taken such further actions (including the making of filings), which are necessary in connection with the consummation of the purchase and sale contemplated herein. This provision shall survive Closing for a period of one (1) year.

9.24 Lead-Based Paint and Lead-Based Paint Hazards Disclosure. Buyer hereby acknowledges receipt of the Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards (the “Lead Paint Disclosure”) in the form attached hereto as Exhibit K which it has executed and initialed as required by such Disclosure prior to the execution of this Contract of Sale. Buyer further acknowledges that Seller has offered it a ten (10) day opportunity to conduct a risk assessment or inspection to determine the presence of lead based paint and/or lead based paint hazards in the Property and Buyer has waived such opportunity.

9.25 No Third Party Benefits. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

9.26 Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Buyer hereby agrees that following Closing, Seller shall have, upon reasonable prior notice to Buyer, access to all files at the Property that relate to a dispute or a set of facts that could lead to a dispute (a “Dispute”) between Seller and a third party including, without limitation, a tenant of the Property with respect to Seller’s period of ownership thereof; provided, however, all rights, defenses, causes of action and claims relating to a Dispute and arising from matters and events following the Closing Date shall belong to Buyer. In addition, all files at the Property that relate to tenants who have vacated their units at the Property (the “Former Tenant Lease Files”), together with any and all rights, defenses, causes of action and claims relating thereto, shall remain the property of Seller. Former Tenant Lease Files may be removed from the Property by Seller on or before Closing. The provisions of this Section 9.26 shall survive Close of Escrow.

(Remainder of page left blank; signature page follows)

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first above written.

SELLER:

YORK ASSOCIATES LIMITED PARTNERSHIP

Date: July 12, 2011	By:	/s/ Stanley R. Zupnik
	Name:	Stanley R. Zupnik
	Title:	General Partner

BUYER:

FP-1, LLC

	By:	DF FP-1 Manager Co., Inc., its Manager

Date: July 12, 2011		By:	/s/ Wendy C. Drucker
		Title:	Wendy C. Drucker
		Name:	President

ACCEPTANCE BY ESCROW HOLDER

The undersigned hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Purchase and Sale Agreement and Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated: July 18, 2011.

ESCROW HOLDER:

DAVID, KAMP & FRANK, L.L.C.

By:	/s/ Arthur J. Kamp
Name:	Arthur J. Kamp
Title:	Member

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT certain tract, piece or parcel of land lying, situate and being in the County of York, Virginia, being known, numbered and designated as “Parcel B-1” as shown on that certain plat entitled “Subdivision of Parcel B, (P.B. 8, P. 407; D.B. 746, P. 674; D.B. 257, P. 215), Property of Second York Limited Partnership, a Limited Partnership and York Associates Limited Partnership, a Limited Partnership, Bethel District-County of York, Virginia”, made by The Sirine Group, Ltd., dated November 11, 1995 and recorded in the Office of the Clerk of the Circuit Court of the County of York, in Plat Book 12, Page 371.

Said property is further bounded and described as follows:

Beginning at a pipe at the point where the southerly line of property now or formerly of Shady Banks Associates I, L.P., a Virginia limited partnership, meets the easterly line of a certain 80-foot wide easement or right of way running from State Route 134 to property of the U.S. Government, said right of way being sometimes known as “First Avenue”; thence running along the said line of Shady Banks Associates 1, L.P., South 66°24’27” E

882.68 feet to a pipe; thence N 23°35’33” E 600.00 feet to a pipe in the southerly line of State Route 134; thence along said highway line S 66°24’27” E. 60.00 feet to a point; thence leaving the line of State Route 134, and running thence S 23°35’33” W 600.00 feet to a point; thence S 66°24’27” E 68.00 feet to a point; thence S 23°35’33” W 70.00 feet to a point; thence S 66°24’27” E 138.00 feet to a point; thence S 23°35’33 W 35.91 feet to a point; thence S 66°24’27” E 250.78 feet6 to a point; thence S 23°35’33” W 412 feet to a point in the northerly line of property of the U.S. Government; thence along said line N 73°02’07” W 290.89 feet to a point; and N 81°41’12” W 1028.49 feet to a point and a cross cut in concrete in the easterly sideline of said First Avenue; thence in a generally northerly direction along said sideline and a curve to the right having a radius of 1422.45 feet, an arc distance of 584.41 feet to a pipe; thence continuing along said sideline N 23°35’33” E 254.41 feet to the pipe at the Point of Beginning; containing 20.918 acres. In the event of any variation between this metes and bounds description and the property lines as shown on said plat, the lines as shown on the plat shall be deemed to be correct, and the lines intended.

A-1

EXHIBIT “B”

This document was prepared outside the Commonwealth of Virginia.

Parcel Identifier:

Parcel Tax Account Number

(if any, and if different than Parcel Identifier):

Street Address:

After Recording

Return to:

SPECIAL WARRANTY DEED

This Deed, made as of the              day of             , 2011 by and between YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (“Grantor”), and FP-1, LLC, a Virginia limited liability company (“Grantee”).

Witnesseth, that in consideration of the sum of                      Dollars ($                    ), and other good and valuable consideration, the receipt of which is hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY and ASSIGN unto Grantee, its successors and assigns, in fee simple, all that lot or parcel of ground, situate, lying and being in YORK COUNTY, VIRGINIA and more particularly described in Exhibit “A” attached hereto and incorporated herein.

Together with the buildings thereupon, and the rights, alleys, ways, waters, privileges, appurtenances, easements and advantages belonging or appertaining thereto.

SUBJECT TO all easements, conditions, encumbrances and restrictions of record insofar as they may legally affect the Property (the “Permitted Exceptions”).

To Have and To Hold the property hereby conveyed unto Grantee, its successors and assigns, in fee simple.

The Grantor hereby covenants that it will warrant specially the property hereby granted; and that it will execute such further assurances of the same as may be requisite.

IN WITNESS WHEREOF, Grantor has executed and delivered this Deed as of the date first hereinabove set forth as the free act and deed of Grantor for the uses and purposes herein set forth, with the specific intention that this Deed constitute an instrument under seal.

B-1

GRANTOR:

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

STATE OF

COUNTY OF                                     , to wit:

I,                                                              , a Notary Public in and for the jurisdiction aforesaid, do hereby certify that                     , who is personally well known to me as the general partner of York Associates Limited Partnership the party of the foregoing instrument, personally appeared before me in such jurisdiction, and acknowledged such Instrument to be his act and deed in his capacity as such.

Witness my hand and official seal this              day of                     , 2011.

[Notarial Seal]

Notary Public
My Commission Expires:

B-2

EXHIBIT “A” TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT certain tract, piece or parcel of land lying, situate and being in the County of York, Virginia, being known, numbered and designated as “Parcel B-1” as shown on that certain plat entitled “Subdivision of Parcel B, (P.B. 8, P. 407; D.B. 746, P. 674; D.B. 257, P. 215), Property of Second York Limited Partnership, a Limited Partnership and York Associates Limited Partnership, a Limited Partnership, Bethel District-County of York, Virginia”, made by The Sirine Group, Ltd., dated November 11, 1995 and recorded in the Office of the Clerk of the Circuit Court of the County of York, in Plat Book 12, Page 371.

Said property is further bounded and described as follows:

Beginning at a pipe at the point where the southerly line of property now or formerly of Shady Banks Associates I, L.P., a Virginia limited partnership, meets the easterly line of a certain 80-foot wide easement or right of way running from State Route 134 to property of the U.S. Government, said right of way being sometimes known as “First Avenue”; thence running along the said line of Shady Banks Associates 1, L.P., South 66°24’27” E

882.68 feet to a pipe; thence N 23°35’33” E 600.00 feet to a pipe in the southerly line of State Route 134; thence along said highway line S 66°24’27” E. 60.00 feet to a point; thence leaving the line of State Route 134, and running thence S 23°35’33” W 600.00 feet to a point; thence S 66°24’27” E 68.00 feet to a point; thence S 23°35’33” W 70.00 feet to a point; thence S 66°24’27” E 138.00 feet to a point; thence S 23°35’33 W 35.91 feet to a point; thence S 66°24’27” E 250.78 feet6 to a point; thence S 23°35’33” W 412 feet to a point in the northerly line of property of the U.S. Government; thence along said line N 73°02’07” W 290.89 feet to a point; and N 81°41’12” W 1028.49 feet to a point and a cross cut in concrete in the easterly sideline of said First Avenue; thence in a generally northerly direction along said sideline and a curve to the right having a radius of 1422.45 feet, an arc distance of 584.41 feet to a pipe; thence continuing along said sideline N 23°35’33” E 254.41 feet to the pipe at the Point of Beginning; containing 20.918 acres. In the event of any variation between this metes and bounds description and the property lines as shown on said plat, the lines as shown on the plat shall be deemed to be correct, and the lines intended.

EXHIBIT “C”

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is executed on this              day of             , 2011, by YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (“Seller”), in favor of FP-1, LLC, a Virginia limited liability company (“Purchaser”).

1. Reference to Purchase Agreement. Reference is made to a certain Purchase and Sale Agreement and Escrow Instructions dated                     , 2011 between Seller and Purchaser, pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the improved real property and other assets described therein (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property, free and clear of all claims, liens, security interests and encumbrances, to Purchaser.

Purchaser acknowledges and agrees that, except as may have been set forth in the purchase agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or conditions of the personal property, (b) the income to be derived from the personal property, (C) the suitability of the personal property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the personal property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the habitability, merchantability or fitness for a particular purpose of the personal property, or (f) any other matter with respect to the personal property. Purchaser further acknowledges and agrees that, having been given the opportunity to inspect the personal property, Purchaser is relying solely on its own investigation of the personal property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the personal property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. Purchaser further acknowledges and agrees that the sale of the personal property as provided for herein is made on an “as is, where is” condition and basis “with all faults.”

(Remainder of page left blank; signature page follows.)

C-1

Dated this          day of             , 2011.

SELLER:

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

C-2

EXHIBIT “D”

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (“Assignment”) is made as of             , 2011, by and between YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (“Assignor”), and FP-1, LLC, a Virginia limited liability company (“Assignee”).

R E C I T A L S:

A. Concurrently with the delivery of this Assignment, Assignor has conveyed to Assignee and Assignee has acquired from Assignor a fee simple estate in and to certain real property located in the County of York, Virginia more particularly described in Exhibit “A” attached hereto (the “Property”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated             , 2011 (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, Assignor is to assign to Assignee and Assignee is to assume certain rights and obligations under those certain leases affecting the Property as amended or modified (collectively, the “Leases”), which Leases are more particularly described in Exhibit “B” attached hereto and incorporated herein by this reference.

NOW, THEREFORE, Assignor and Assignee agree as follows:

ARTICLE 1

ASSIGNMENT OF LEASES

1.1 Assignment. Assignor hereby assigns, grants, conveys, transfers and delivers to Assignee all of Assignor’s right, title and interest in and to all Leases (the “Leases”) affecting the Property as of the Effective Date (hereafter defined), including, but not limited to, all Security Deposits (hereafter defined) , reserving, however, unto Assignor the right to receive all uncollected or delinquent rents attributable to periods prior to the date hereof and the right to proceed directly against a delinquent tenant.

1.2 Assumption. Assignee hereby accepts the foregoing assignment, grant, conveyance, transfer and delivery, assumes the Leases for the benefit of Assignor and the lessees thereunder, and agrees to timely keep, perform and discharge all of the obligations of the lessor under the Leases that accrue from and after the Effective Date hereof.

1.3 Indemnification. Assignor shall indemnify, protect, defend and hold Assignee harmless from all losses, damages, claims, liabilities, demands, costs, offset rights and expenses, including, without limitation, reasonable attorneys’ fees arising out of any failure of Assignor to keep, perform and discharge all of the obligations of the lessor under the Leases prior to the Effective Date and with respect to the Security Deposits transferred hereby arising prior to the Effective Date. Assignee shall indemnify, protect, defend and hold Assignor harmless from all losses, damages, claims, liabilities, demands, costs, expenses and offset rights, including, without limitation, reasonable attorneys’ fees arising out of any failure of Assignee to keep, perform and discharge all of the obligations of the lessor under the Leases from and after the Effective Date and with respect to the Security Deposits transferred hereby arising after the Effective Date. Subject to the provisions of Section 6.3 of the Purchase Agreement, the mutual indemnifications made and given in this paragraph shall survive the execution and delivery of this Assignment.

1.4 Effective Date. The “Effective Date” of this Assignment shall be the date that Assignee acquires the Property.

1.5 Consistency with Purchase Agreement. Nothing in this Assignment shall be construed to modify or limit any provisions of the Purchase Agreement and in the event of any inconsistency between this Assignment and the Purchase Agreement, the Purchase Agreement shall control.

1.6 Security Deposits. “Security Deposits” means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits, including, without limitation, all interest earned thereon as required by applicable law of the Commonwealth of Virginia and/or by the Leases, and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

ARTICLE 2

MISCELLANEOUS

2.1 Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement of any of the terms and conditions to this Agreement, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual, reasonable costs and expenses, including, but not limited to, actual, reasonable attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

2.2 Counterparts. This Assignment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

2.3 Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR:

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

ASSIGNEE:

FP-1, LLC

By:	DF FP-1 Manager Co., Inc., its Manager

By:
Name:
Title:

EXHIBIT “A” TO ASSIGNMENT OF LEASES

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT certain tract, piece or parcel of land lying, situate and being in the County of York, Virginia, being known, numbered and designated as “Parcel B-1” as shown on that certain plat entitled “Subdivision of Parcel B, (P.B. 8, P. 407; D.B. 746, P. 674; D.B. 257, P. 215), Property of Second York Limited Partnership, a Limited Partnership and York Associates Limited Partnership, a Limited Partnership, Bethel District-County of York, Virginia”, made by The Sirine Group, Ltd., dated November 11, 1995 and recorded in the Office of the Clerk of the Circuit Court of the County of York, in Plat Book 12, Page 371.

Said property is further bounded and described as follows:

Beginning at a pipe at the point where the southerly line of property now or formerly of Shady Banks Associates I, L.P., a Virginia limited partnership, meets the easterly line of a certain 80-foot wide easement or right of way running from State Route 134 to property of the U.S. Government, said right of way being sometimes known as “First Avenue”; thence running along the said line of Shady Banks Associates 1, L.P., South 66°24’27” E

882.68 feet to a pipe; thence N 23°35’33” E 600.00 feet to a pipe in the southerly line of State Route 134; thence along said highway line S 66°24’27” E. 60.00 feet to a point; thence leaving the line of State Route 134, and running thence S 23°35’33” W 600.00 feet to a point; thence S 66°24’27” E 68.00 feet to a point; thence S 23°35’33” W 70.00 feet to a point; thence S 66°24’27” E 138.00 feet to a point; thence S 23°35’33 W 35.91 feet to a point; thence S 66°24’27” E 250.78 feet6 to a point; thence S 23°35’33” W 412 feet to a point in the northerly line of property of the U.S. Government; thence along said line N 73°02’07” W 290.89 feet to a point; and N 81°41’12” W 1028.49 feet to a point and a cross cut in concrete in the easterly sideline of said First Avenue; thence in a generally northerly direction along said sideline and a curve to the right having a radius of 1422.45 feet, an arc distance of 584.41 feet to a pipe; thence continuing along said sideline N 23°35’33” E 254.41 feet to the pipe at the Point of Beginning; containing 20.918 acres. In the event of any variation between this metes and bounds description and the property lines as shown on said plat, the lines as shown on the plat shall be deemed to be correct, and the lines intended.

EXHIBIT “B” TO ASSIGNMENT OF LEASES

SCHEDULE OF LEASES

Seller shall prepare a list of the Leases affecting the Real Property including any amendments or modifications thereto and all security and other deposits and prepaid rents thereunder. Such list shall be inserted as Exhibit “B” to the Assignment prior to its execution.

EXHIBIT “E”

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that the transferee of an interest in real property located in the United States must withhold tax if the transferor is a foreign person. To inform FP-1, LLC, a Virginia limited liability company (“Transferee”), that withholding of tax is not required upon the sale by YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (“Transferor”), of its fee simple interest in that certain real property sold pursuant to the Purchase and Sale Agreement and Escrow Instructions dated             , 2011, which real property is described in Exhibit “A”, attached hereto and made a part hereof, the undersigned hereby certifies the following:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and the income tax regulations promulgated thereunder);

2. The Transferor’s United States Taxpayer Identification Number is                                         ;

3. The Transferor’s office address is                                                                                  ; and

4. The Internal Revenue Service has not issued any notice with respect to Transferor or listed Transferor as a person whose affidavit may not be relied upon for purposes of Section 1445 of the Internal Revenue Code.

The Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and that I have authority to sign this document on behalf of the Transferor.

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

Dated: , 2011.

E-1

EXHIBIT “A” TO FIRPTA

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT certain tract, piece or parcel of land lying, situate and being in the County of York, Virginia, being known, numbered and designated as “Parcel B-1” as shown on that certain plat entitled “Subdivision of Parcel B, (P.B. 8, P. 407; D.B. 746, P. 674; D.B. 257, P. 215), Property of Second York Limited Partnership, a Limited Partnership and York Associates Limited Partnership, a Limited Partnership, Bethel District-County of York, Virginia”, made by The Sirine Group, Ltd., dated November 11, 1995 and recorded in the Office of the Clerk of the Circuit Court of the County of York, in Plat Book 12, Page 371.

Said property is further bounded and described as follows:

Beginning at a pipe at the point where the southerly line of property now or formerly of Shady Banks Associates I, L.P., a Virginia limited partnership, meets the easterly line of a certain 80-foot wide easement or right of way running from State Route 134 to property of the U.S. Government, said right of way being sometimes known as “First Avenue”; thence running along the said line of Shady Banks Associates 1, L.P., South 66°24’27” E

882.68 feet to a pipe; thence N 23°35’33” E 600.00 feet to a pipe in the southerly line of State Route 134; thence along said highway line S 66°24’27” E. 60.00 feet to a point; thence leaving the line of State Route 134, and running thence S 23°35’33” W 600.00 feet to a point; thence S 66°24’27” E 68.00 feet to a point; thence S 23°35’33” W 70.00 feet to a point; thence S 66°24’27” E 138.00 feet to a point; thence S 23°35’33 W 35.91 feet to a point; thence S 66°24’27” E 250.78 feet6 to a point; thence S 23°35’33” W 412 feet to a point in the northerly line of property of the U.S. Government; thence along said line N 73°02’07” W 290.89 feet to a point; and N 81°41’12” W 1028.49 feet to a point and a cross cut in concrete in the easterly sideline of said First Avenue; thence in a generally northerly direction along said sideline and a curve to the right having a radius of 1422.45 feet, an arc distance of 584.41 feet to a pipe; thence continuing along said sideline N 23°35’33” E 254.41 feet to the pipe at the Point of Beginning; containing 20.918 acres. In the event of any variation between this metes and bounds description and the property lines as shown on said plat, the lines as shown on the plat shall be deemed to be correct, and the lines intended.

EXHIBIT “F”

ASSIGNMENT OF CONTRACTS, PERMITS, INTANGIBLE

PERSONAL PROPERTY, WARRANTIES AND GUARANTIES

THIS ASSIGNMENT OF CONTRACTS, PERMITS, INTANGIBLE PERSONAL PROPERTY, WARRANTIES AND GUARANTIES (“Assignment”) is made and entered into this          day of                 , 2011, by and between YORK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (“Assignor”), FP-1, LLC, a Virginia limited liability company (“Assignee”).

R E C I T A L S:

This Assignment is made with reference to the following facts and intentions of the parties:

A. Concurrently with the delivery of this Assignment, Assignor has conveyed to Assignee and Assignee has acquired from Assignor a fee simple estate in and to certain real property, together with buildings and improvements thereon, located in York County, Virginia, more particularly described in Exhibit “A” attached hereto (the “Real Property”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated                 , 2011 (the “Purchase Agreement”).

B. Assignor, in connection with the orderly operation of the Real Property, has entered into certain labor service, supply maintenance, leasing, insurance and other contracts, copies of which have been given to and approved by Assignee. In accordance with the terms and conditions of the Purchase Agreement, Assignor has agreed to assign to Assignee and Assignee has agreed to accept the assignment of all contracts that Assignee elects to assume. A schedule of all such contracts Assignee has elected to assume are attached hereto as Exhibit ”B” (collectively, “Contracts”).

C. Assignor is the owner of or holder of certain permits, licenses, and certificates of occupancy relating to the Real Property (collectively, “Permits”) including but not limited to those permits, licenses, and certificates of occupancy set forth in the schedule attached hereto as Exhibit “C”.

D. Assignor is the owner and possessor of certain signs, logos, trade names, or trademarks relating to the Real Property (specifically including the name “Pines of York Apartments”), and other intangible property used by Seller exclusively in connection with the Property, Improvements and Personal Property including, but not limited to, but only to the extent assignable, brochures, manuals, lists of prospective tenants, advertising materials and telephone numbers located at the Property, all surveys, plans, specifications, including, without limitation, all working drawings and “as-built” drawings, approvals, reports and studies (“Intangible Personal Property”), including but not limited to the Intangible Personal Property set forth in the schedule attached hereto as Exhibit “D”.

E. Assignor is the owner or holder of certain warranties, guaranties and bonds now in effect with respect to the Property (collectively, “Warranties and Guaranties”), including, but not limited to, the warranties, guaranties and bonds listed in the schedule set forth in Exhibit “E” attached hereto.

F. Pursuant to the terms of the Purchase Agreement, Assignor has agreed to grant, set over, assign, transfer and convey to Assignee all of its right, title, interest, privileges and claims in and to the Contracts, Permits, Intangible Personal Property and Warranties and Guaranties.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

ASSIGNMENT OF CONTRACTS, PERMITS, INTANGIBLE PERSONAL PROPERTY,

WARRANTIES AND GUARANTIES

1.1 Assignment of Contracts. FOR AND IN CONSIDERATION OF Ten Dollars ($10.00), cash in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, sets over, assigns, transfers and conveys to Assignee all of Assignor’s right, title, interest, privileges and claims in and to all of the Contracts set forth in Exhibit “B” attached hereto and incorporated herein by this reference, and Assignee accepts and agrees to assume the obligations of Assignor under the Contracts occurring after the Effective Date (as hereinafter defined).

1.2 Assignment of Permits, Intangible Personal Property, Warranties and Guaranties. To the extent assignable, Assignor hereby grants, sets over, assigns, transfers and conveys to Assignee all of Assignor’s right, title, interest, privileges and claims in and to all Permits, Intangible Personal Property and Warranties and Guaranties relating to the Real Property, including, without limitation, those Permits, Intangible Personal Property and Warranties and Guaranties described in Exhibits “C”, “D” and “E”, respectively. Assignee hereby accepts the foregoing assignment of any and all Permits, Intangible Personal Property and Warranties and Guaranties now in effect with respect to the Property.

1.3 No Liability; Indemnification. This Assignment and its acceptance by Assignee shall not impose any liability on Assignee for any default by Assignor under the Contracts occurring prior to the Effective Date. Assignor shall indemnify, protect, defend and hold Assignee harmless from any and all losses, demands, damages, claims, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees arising out of or in connection with any default by Assignor under the Contracts occurring prior to the Effective Date. Assignee shall indemnify, protect, defend and hold Assignor harmless from any and all losses, damages, claims, liabilities, costs and expenses including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any default by Assignee under the Contracts that occurs after the Effective Date. Subject to the provisions of Section 6.3 of the Purchase Agreement, the mutual indemnities set forth in this paragraph shall survive the execution of this Assignment.

1.4 Effective Date. The “Effective Date” of this Assignment shall be the date that Assignee acquires fee simple interest in and to the Real Property described in Exhibit “A”.

1.5 Consistency with Purchase Agreement. Nothing in this Assignment shall be construed to modify or limit any provisions in the Purchase Agreement and in the event of any inconsistency between this Assignment and the Purchase Agreement, the latter shall govern and control.

ARTICLE 2

MISCELLANEOUS

2.1 Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement of any of the terms and conditions to this Agreement, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual, reasonable costs and expenses, including, but not limited to, actual, reasonable attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

2.2 Counterparts. This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

2.3 Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

ASSIGNEE:

FP-1, LLC

By:	DF FP-1 Manager Co., Inc., its Manager

By:
Name:
Title:

EXHIBIT “A” TO ASSIGNMENT OF CONTRACTS

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT certain tract, piece or parcel of land lying, situate and being in the County of York, Virginia, being known, numbered and designated as “Parcel B-1” as shown on that certain plat entitled “Subdivision of Parcel B, (P.B. 8, P. 407; D.B. 746, P. 674; D.B. 257, P. 215), Property of Second York Limited Partnership, a Limited Partnership and York Associates Limited Partnership, a Limited Partnership, Bethel District-County of York, Virginia”, made by The Sirine Group, Ltd., dated November 11, 1995 and recorded in the Office of the Clerk of the Circuit Court of the County of York, in Plat Book 12, Page 371.

Said property is further bounded and described as follows:

Beginning at a pipe at the point where the southerly line of property now or formerly of Shady Banks Associates I, L.P., a Virginia limited partnership, meets the easterly line of a certain 80-foot wide easement or right of way running from State Route 134 to property of the U.S. Government, said right of way being sometimes known as “First Avenue”; thence running along the said line of Shady Banks Associates 1, L.P., South 66°24’27” E

882.68 feet to a pipe; thence N 23°35’33” E 600.00 feet to a pipe in the southerly line of State Route 134; thence along said highway line S 66°24’27” E. 60.00 feet to a point; thence leaving the line of State Route 134, and running thence S 23°35’33” W 600.00 feet to a point; thence S 66°24’27” E 68.00 feet to a point; thence S 23°35’33” W 70.00 feet to a point; thence S 66°24’27” E 138.00 feet to a point; thence S 23°35’33 W 35.91 feet to a point; thence S 66°24’27” E 250.78 feet6 to a point; thence S 23°35’33” W 412 feet to a point in the northerly line of property of the U.S. Government; thence along said line N 73°02’07” W 290.89 feet to a point; and N 81°41’12” W 1028.49 feet to a point and a cross cut in concrete in the easterly sideline of said First Avenue; thence in a generally northerly direction along said sideline and a curve to the right having a radius of 1422.45 feet, an arc distance of 584.41 feet to a pipe; thence continuing along said sideline N 23°35’33” E 254.41 feet to the pipe at the Point of Beginning; containing 20.918 acres. In the event of any variation between this metes and bounds description and the property lines as shown on said plat, the lines as shown on the plat shall be deemed to be correct, and the lines intended.

EXHIBIT “B” TO ASSIGNMENT OF CONTRACTS

SCHEDULE OF CONTRACTS ASSIGNED

Prior to execution of this document, Assignee shall prepare and insert a schedule of all of the contracts it elects to assume pursuant to this Assignment.

EXHIBIT “C” TO ASSIGNMENT OF CONTRACTS

SCHEDULE OF PERMITS, LICENSES AND CERTIFICATES OF OCCUPANCY

A list of any and all permits, licenses and certificates of occupancy in Assignor’s possession issued or obtained for the Property, or any part thereof, shall be prepared by Assignor and inserted herein prior to the execution of this Assignment.

EXHIBIT “D” TO ASSIGNMENT OF CONTRACTS

SCHEDULE OF INTANGIBLE PERSONAL PROPERTY

A list of any and all Intangible Personal Property included within the Property shall be prepared by Assignor and inserted herein prior to execution of this Assignment.

EXHIBIT “E” TO ASSIGNMENT OF CONTRACTS

SCHEDULE OF WARRANTIES AND GUARANTIES

Prior to execution of the Assignment, Assignor shall prepare a list of any and all warranties, guaranties and bonds then in effect with respect to the Property conveyed to Assignee.

EXHIBIT “G”

NOTICE TO TENANTS

TO:	All Tenants of Pines of York Apartments

Please be advised that Pines of York Apartments has, on the date hereof, been sold by the undersigned Seller to                     , a                      limited liability company.

All future rent payments should be made to the new owner at:

________________________

________________________

________________________

________________________

Your security deposit has been assigned to the new owner who will be responsible for complying with the provisions of your lease with respect to return of the deposit.

If you have any questions, notify:                                                                              .

Dated:                     , 2011.

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

G-1

EXHIBIT “H-1”

SCHEDULE OF ALL LABOR, SERVICE, EMPLOYMENT, SUPPLY,

MAINTENANCE AND BROKERAGE LEASING CONTRACTS

On or before execution of this Agreement, Seller shall prepare a Schedule of all Labor, Service, Employment, Supply, Maintenance and Brokerage Leasing Contracts which relate to the Property and said Schedule shall be inserted herein.

H-1

EXHIBIT H-2

CONTRACTS TO BE ASSUMED BY BUYER

The following is a list of those Contracts that Buyer shall assume, in addition to all other Contracts set forth on Exhibit H-1 that Buyer does not expressly request Seller to terminate prior to the expiration of the Due Diligence Period:

H-2

EXHIBIT “I”

PENDING OR THREATENED CLAIMS, ALLEGATIONS OR LAWSUITS

On or before the execution of this Agreement, Seller shall prepare a Schedule of all pending or threatened claims, litigation, lawsuits, arbitrations and governmental proceedings whether for personal injury, property damage, landlord-tenant disputes, property taxes or otherwise affecting Seller, the partners of Seller or the Property and said Schedule shall be inserted herein.

K-1

EXHIBIT “J”

RENT ROLL

K-1

EXHIBIT “K”

LEAD-BASED PAINT DISCLOSURE AND ACKNOWLEDGMENT

LEAD WARNING STATEMENT:

Every Buyer of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint, paint chips and dust that may place young children at risk of developing lead poisoning. Lead can pose health hazards if not taken care of properly. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in pre-1978 residential real property, prior to the sale, is required to: (a) provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller’s possession; (b) notify the buyer of any known lead-based paint hazards; and (c) give the buyer a Federally approved pamphlet on lead poisoning prevention. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

SELLER’S DISCLOSURE

(A)	Presence of lead-based paint and lead-based paint hazards (check one below):

☐	Known lead-based paint and/or lead-based paint hazards are present in the housing. (Explanation:

☐	Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(B)	Records and reports available to the seller (check one below):

☐	Seller has provided the Buyer with all available records and reports pertaining to lead-based paint and/or lead-based paint hazardous in the housing, which Seller is not prohibited from disclosing. (List documents:)

☐	Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

K-1

CERTIFICATION OF ACCURACY

The undersigned has reviewed the information above and certifies, to the best of its knowledge, that the information provided by the signatory is true and accurate.

SELLER:

YORK ASSOCIATES LIMITED PARTNERSHIP

By:
Name:
Title:

ACKNOWLEDGED

BUYER:

FP-1, LLC

By:	DF FP-1 Manager Co., Inc.

By:
Name:
Title:

K-2